UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2013

CEREPLAST, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34689	91-2154289
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 N. Continental, Suite 100, El Segundo California		90245
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 615-1900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Effective January 18, 2013, Cereplast, Inc. (the “Company”) entered into a payment agreement dated January 15, 2013 with Magna Group, LLC (“Magna”) and the holders of the Company’s 7% Convertible Senior Subordinated Notes (the “Notes”) issued by the Company in the aggregate principal face amount of $12,500,000 pursuant to the Indenture dated as of May 24, 2011 (the “Indenture”) to provide for payment of interest on the Notes which was due on June 1, 2012 and December 1, 2012. The payment agreement also provides for payment of interest which will be due on June 1, 2013. Payments in the agreement will be made by Magna to the Holders in tranches. In connection with the execution of the payment agreement, the holders waived the event of default and agreed to forbear from exercising their rights and remedies under the Indenture with respect to the Company’s failure to make interest payments that were due on June 1, 2012 and December 1, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 22, 2013

CEREPLAST, INC.

/s/ Frederic Scheer
Frederic Scheer
Chief Executive Officer

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